                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                               Cognex Corporation
                (Name of Registrant as Specified In Its Charter)


                                      [  ]
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                               COGNEX CORPORATION

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                    THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 22, 1997

To the Stockholders:

     A Special Meeting of the Stockholders of COGNEX CORPORATION in lieu of the 1997 Annual Meeting will be held on Tuesday, April 22, 1997, at 10:00 a.m. at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, Suite 3100, 101 Federal Street, Boston, Massachusetts, for the following purposes:

          1. To elect two Directors, each to serve for a term of three years as more fully described in the accompanying Proxy Statement.

          2. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 11, 1997, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                          By order of the Board of Directors

                                          ANTHONY J. MEDAGLIA, JR., Clerk

Natick, Massachusetts
March 24, 1997

                               COGNEX CORPORATION

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cognex Corporation (the "Corporation") for use at the Special Meeting of Stockholders in Lieu of the 1997 Annual Meeting to be held on Tuesday, April 22, 1997, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is March 24, 1997.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Corporation at any time before the proxy is exercised.

     The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for transaction of business. The election of the nominees for Director will be decided by plurality vote. Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but one does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The Corporation will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Corporation.

     The Corporation's principal executive offices are located at One Vision Drive, Natick, Massachusetts 01760, telephone number (508) 650-3000.

                       RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on March 11, 1997, are entitled to notice of and to vote at the meeting. On that date the Corporation had outstanding and entitled to vote 41,091,281 shares of Common Stock, par value $.002 per share. Each outstanding share of the Corporation's Common Stock entitles the record holder to one vote.

                             ELECTION OF DIRECTORS

     Pursuant to Massachusetts law, the Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. It is proposed that the nominees listed below, whose terms expire at this meeting, be elected to serve a term of three years and until their successors are duly elected and qualified or until they sooner die, resign or are removed. The Corporation presently has a Board of Directors of four members.

     The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute as the Board of Directors may recommend. The nominees are not related to any Executive Officer of the Corporation or its subsidiaries.

                                                YEAR FIRST       POSITION WITH THE CORPORATION OR
                                                ELECTED A         PRINCIPAL OCCUPATION DURING THE
           NAME OF NOMINEE                AGE    DIRECTOR                 PAST FIVE YEARS
           ---------------                ---   ----------    --------------------------------------
NOMINATED FOR A TERM ENDING IN 2000:

Robert J. Shillman....................    50       1981      Since 1981, President, Chief Executive
                                                             Officer and Chairman of the Board of the
                                                             Corporation.

Reuben Wasserman......................    67       1990      Since 1985, serves as an independent
                                                             business consultant serving corporations
                                                             and venture capital firms. Prior to 1985
                                                             was Vice President of Strategic Planning
                                                             for Gould, Inc. Also, a director of AMR,
                                                             Inc., Mitech Corp., Fastech Integration
                                                             Inc., and Pacer Electronics, and Advisor
                                                             to Andover Controls Corp.
SERVING A TERM ENDING IN 1999:
William Krivsky.......................    67       1985      Since 1994, Principal of Kellogg, Krivsky
                                                             & Buttler, Inc. From 1986 to 1994,
                                                             Executive Vice President of Bird
                                                             Corporation, a manufacturer and
                                                             distributor of building materials and
                                                             products and a provider of environmental
                                                             services. Mr. Krivsky also serves as a
                                                             Director of Hitchiner Manufacturing
                                                             Corporation.
SERVING A TERM ENDING IN 1998:
Anthony Sun...........................    44       1982      Since 1979, general partner of Venrock
                                                             Associates, a venture capital
                                                             partnership. Mr. Sun also serves as a
                                                             Director of Award Software International,
                                                             Inc., Centura Software Corp., Conductus,
                                                             Inc., Fractal Design Corp., Inference
                                                             Corp., Worldtalk Communications Corp.,
                                                             Komag, Inc. and several private
                                                             companies.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During fiscal 1996, there were five meetings of the Board of Directors of the Corporation. All of the Directors attended at least 75% of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a nominating committee. Each non-employee Director received compensation in the amount of $1,850 for each fiscal quarter. Each non-employee Director who served on a committee of the Board of Directors in 1996 received an annual fee of $2,000 per committee on which he served. In addition to such fees, the Corporation paid: $11,689 to Mr. Wasserman for reimbursement of travel expenses and payment for consulting fees; $12,339 to Mr. Sun as reimbursement for travel expenses.

     The Board of Directors has a Compensation/Stock Option Committee whose members are William Krivsky and Anthony Sun, Chairman. The Compensation/Stock Option Committee determines the compensation to be paid to key officers of the Corporation and administers the Corporation's Stock Option Plans. The Compensation/Stock Option Committee met on a total of five occasions in 1996.

     The Corporation also has an Audit Committee whose present members are Reuben Wasserman and William Krivsky, Chairman. The Audit Committee reviews with the Corporation's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditor's fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During fiscal 1996 there were two meetings of the Audit Committee.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table shows as of February 23, 1997, any person who is known by the Corporation to be the beneficial owner of more than five percent of any class of voting securities of the Corporation. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and means generally the power to vote or dispose of the securities, regardless of any economic interest therein.

                                                                    AMOUNT AND
                                                                     NATURE OF
NAME AND ADDRESS                                                     BENEFICIAL        PERCENT OF
OF BENEFICIAL OWNER                                                  OWNERSHIP           CLASS
-------------------                                                 ----------         ----------
Robert J. Shillman................................................  7,277,716(1)         17.6%
Cognex Corporation
One Vision Drive
Natick, MA 01760

J. & W. Seligman & Co., Inc.......................................  3,408,398(2)          8.3%
100 Park Avenue
New York, NY

---------------

(1) Includes 3,000,000 shares held by the Robert J. Shillman 1990 Irrevocable Trust, and 200 shares held by Mr. Shillman's wife. Mr. Shillman disclaims beneficial ownership of such shares. Includes also 312,000 shares which Mr. Shillman has the right to acquire upon the exercise of outstanding options exercisable currently or within 60 days.

(2) According to Schedule 13G filed for the quarter ended December 31, 1996.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following information is furnished as of February 23, 1997, with respect to Common Stock of the Corporation beneficially owned within the meaning of Rule 13d-3 by all Directors of the Corporation and nominees, and by all Directors and Executive Officers of the Corporation as a group. Unless otherwise indicated, the individuals named held sole voting and investment power over the shares listed below.

                                                                  AMOUNT AND
                                                                  NATURE OF
                                                                  BENEFICIAL           PERCENT OF
     NAME                                                         OWNERSHIP              CLASS
     ----                                                         ----------           ----------
Robert J. Shillman..............................................  7,277,716(1)(2)        17.6%

Anthony Sun.....................................................    192,288(1)              *

Reuben Wasserman................................................     22,000(1)              *

William Krivsky.................................................     40,575                 *

Patrick Alias...................................................    107,929(1)              *

Richard Snyder..................................................     44,941(1)              *

John J. Rogers, Jr. ............................................    103,925(1)              *

All Directors and Executive Officers as a group (7 persons).....  7,789,374(1)(3)        18.7%

---------------

  * Less than 1%

(1) Includes the following shares which the specified individual has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days: Mr. Shillman, 312,000 shares; Mr. Sun, 110,000 shares; shares; Mr. Wasserman, 22,000; Mr. Alias, 104,000 shares; Mr. Snyder, 16,000 shares; and Mr. Rogers, 103,500 shares.

(2) See Footnote (1) under "Principal Holders of Voting Securities".

(3) Includes 667,500 shares which certain Directors and Executive Officers have the right to acquire upon the exercise of outstanding options, exercisable presently or within 60 days.

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 7 shall not be incorporated by reference into any such filing.

                   COMPENSATION/STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Corporation's executive compensation program is administered by the Compensation/Stock Option Committee (the "Committee"), which determines executive officer compensation annually. The Committee is composed of independent directors who are not employees of the Corporation and its determinations with respect to compensation for a fiscal year are made at the beginning of the fiscal year.

     In its deliberations, the Committee considers (i) the levels of responsibility associated with each executive's position, (ii) the past performance of the individual executive, (iii) the extent to which any individual, departmental or Corporation-wide goals have been met, (iv) the overall competitive environment and the level of compensation necessary to attract and retain talented and motivated individuals in key positions, and (v) the recommendations of appropriate officers of the Corporation.

     The Corporation's compensation program utilizes a combination of base salaries, annual bonuses and stock option awards.

     In determining the base salaries paid to the Corporation's executive officers for the year ended December 31, 1996, the Committee considered, in particular, their levels of responsibility, salary increases awarded in the past, and the executive's experience and potential.

     The Committee views annual bonuses as a vehicle for rewarding executives for meeting performance objectives. The Committee establishes individual and corporate performance targets each year. Executive officers are eligible to receive annual cash bonuses upon achievement of such pre-determined performance targets. No annual bonuses were paid for the fiscal year ended December 31, 1996.

     The Corporation's stock option program is intended to reward the participating executives for their efforts in building shareholder value and improving corporate performance over the long term. The stock option program also promotes the retention of talented executives. In determining the number of options granted to executive officers, the Committee takes into consideration options granted to such executives in previous years and the potential value which may be realized upon exercise of the options as a result of appreciation of the Corporation's stock during the option term.

     In 1996, the market price of the common stock of the Corporation decreased such that options held by key employees had exercise prices substantially above the market price. The Compensation Committee concluded that in order for stock options to continue to be sufficient incentive to the Corporation's key employees, the replacement of these "underwater" options with newly priced options was necessary. Accordingly, on July 30, 1996, the Compensation Committee offered to 194 key employees of the Corporation, including John J. Rogers, Jr., a named executive officer, the opportunity to exchange previously granted options to purchase 1,315,800 shares, with the original expiration dates maintained. All optionees holding such previously granted options, including Mr. Rogers, that accepted the offer to exchange the options held options having an average price of approximately $27.107 per share which were replaced by options with an exercise price equal to $14.50 per share. The replacement options provide for the purchase of a fewer number of shares of common stock and a longer vesting period than the options which they replaced.

     In determining to make the option replacement offer to employees, the Compensation Committee considered the fairness of such replacement in relation to the Corporation's other stockholders. The Compensation Committee concluded that replacement of a fewer number of shares would reduce stockholder dilution while permitting the Corporation to more effectively retain and motivate its key employees.

     In 1993 the Internal Revenue Code was amended to limit the deduction a public company is permitted for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the new tax law, certain requirements must be met, including approval of the performance measures by the stockholders. The Committee intends to consider ways to maximize deductibility of executive compensation, while retaining the discretion the Committee considers appropriate to compensate executive officers at levels commensurate with their responsibilities and achievements.

COMPENSATION OF ROBERT J. SHILLMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN

     The Committee established the compensation of Robert J. Shillman, the President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation for the fiscal year ended December 31, 1996, using the same criteria that were used to determine the compensation of other executive officers as described above. Mr. Shillman's base compensation was increased approximately 4% in general recognition of his level of responsibility and his individual efforts for the benefit of the Corporation. It should be noted that the Corporation's operating income for the year ended December 31, 1996 increased 11% over operating income for the year ended December 31, 1995.

     The foregoing report has been approved by all members of the Committee.

                                        COMPENSATION/STOCK OPTION COMMITTEE

                                        Anthony Sun, Chairman
                                        William Krivsky

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS

                    PERFORMANCE GRAPH FOR COGNEX CORPORATION





                           [COGNEX PERFORMANCE GRAPH]




NOTES

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/91.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Messrs. Krivsky and Sun served as members of the Compensation/Stock Option Committee during fiscal 1996. Mr. Sun served as President of Cognex Technology and Investment Corporation, a subsidiary of the Corporation, during fiscal 1996.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and each of the Corporation's Executive Officers whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Corporation and its subsidiaries for the Corporation's three fiscal years ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM
                                                                       COMPENSATION
                                               ANNUAL                     AWARDS
                                            COMPENSATION               -------------
            NAME AND               -------------------------------     STOCK OPTIONS        ALL OTHER
       PRINCIPAL POSITION          YEAR     SALARY(1)     BONUS(1)       (SHARES)        COMPENSATION(2)
       ------------------          ----     ---------     --------     -------------     ---------------
Robert J. Shillman...............  1996      $196,477     $      0              0             1,265
President & CEO                    1995       188,842      243,812(3)           0               870
                                   1994       181,539      211,682              0               903

Patrick Alias....................  1996      $191,515     $      0              0             1,440
Executive Vice                     1995       183,789      179,814(3)           0             1,111
President, Sales and Marketing     1994       176,635      168,893              0               903

Richard Snyder...................  1996      $191,515     $      0              0             1,440
Executive Vice                     1995       183,789      133,614(3)           0             1,440
President, Operations              1994       176,635       85,848              0             1,495

John J. Rogers, Jr...............  1996      $133,152     $      0         90,000               287
Chief Financial Officer,           1995       128,077       56,230(3)     100,000(4)            271
Executive Vice President,          1994        98,216       55,250        100,000               205
Treasurer

---------------

(1) Salary and bonus amounts are presented in the year earned. The payment of such amounts may have occurred in other years.

(2) Amounts included are for insurance premiums paid by the Corporation for the benefit of the named Executive Officer.

(3) The 1995 earned bonuses of Mr. Shillman, Mr. Alias, Mr. Snyder and Mr. Rogers consisted of cash of $110,000, $76,000, $76,000 and $45,000, respectively, and a restricted common stock grant of 5,064, 3,929, and 425 shares, respectively. The restricted stock award carries a two year restriction period during which the shares may not be sold or otherwise transferred.

(4) Includes 100,000 options granted that were later revoked and terminated by the Board of Directors.

                       OPTION GRANTS IN LAST FISCAL YEAR

     There were no option grants in fiscal 1996 to the named Executive Officers.

                           TEN YEAR OPTION REPRICING

     The following table provides information on the repricing of stock options to the named executive officer during fiscal 1996.

                                                                                                               LENGTH OF
                                                                NUMBER OF    MARKET                            ORIGINAL
                                                                OPTIONS      PRICE OF    EXERCISE               OPTION
                                                    NUMBER OF   REMAINING    STOCK AT    PRICE AT     NEW      TERM AT
                                                     OPTIONS      AFTER      TIME OF     TIME OF    EXERCISE   DATE OF
NAME                                       DATE     REPRICED    REPRICING   REPRICING   REPRICING    PRICE     REPRICING
----                                     -------   ---------   ----------   ---------   ---------   --------   --------
John J. Rogers, Jr..................      7/30/96   100,000      90,000      $14.375     $32.438     $14.50    9 years
                                                                                                              4 months
                                                                                                              (approx.)

                      AGGREGATED OPTION EXERCISES IN LAST
                     FISCAL YEAR AND 12/31/96 OPTION VALUES

     The following table provides information on option exercises and on the value of the named Executive Officers' unexercised options at December 31, 1996.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              SHARES                        OPTIONS AT 12/31/96         OPTIONS AT 12/31/96(1)
                             ACQUIRED        VALUE      ---------------------------   ---------------------------
           NAME             ON EXERCISE   REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   -----------   -----------   -------------   -----------   -------------
Robert J. Shillman........          0      $        0     184,000        556,000       $2,593,700     $6,200,000
President & CEO

Patrick Alias.............     28,000      $  646,740      88,000        432,000       $1,334,960     $4,800,000
Executive Vice President,
Sales and Marketing

Richard Snyder............     56,000      $1,127,328      40,000        452,000       $  617,480     $5,108,740
Executive Vice President,
Operations

John J. Rogers, Jr........          0      $        0      93,500        351,500       $  967,865     $3,204,550
Chief Financial Officer,
Executive Vice President,
Treasurer

---------------
(1) Value of unexercised stock options represents difference between the exercise prices of the stock options and the closing price of the Corporation's Common Stock on NASDAQ National Market System on December 31, 1996.

(2) Value realized on exercise represents difference between the exercise prices of the stock options and the trading price of the Corporation's Common Stock on NASDAQ National Market System on the date of exercise.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Coopers & Lybrand as independent auditors to examine the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended December 31, 1997.

     A representative of Coopers & Lybrand is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions. The engagement of Coopers & Lybrand was approved by the Board of Directors at the recommendation of the Audit Committee of the Board of Directors.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons owning more than 10% of the outstanding Common Stock of the Corporation to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% holders of Common Stock are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on copies of such forms furnished as provided above, or written representations that no Forms 5 were required, the Corporation believes that during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, Directors and owners of greater than 10% of its Common Stock were complied with.

                          DEADLINES FOR SUBMISSION OF
                             STOCKHOLDER PROPOSALS

     Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Corporation's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 1998 must be received at the Corporation's principal executive offices in Natick, Massachusetts on or before November 26, 1997. Receipt by the Corporation of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

     In addition to the Securities and Exchange Commission requirements regarding stockholder proposals, the Corporation's By-Laws contain provisions regarding matters to be brought before stockholder meetings. If stockholder proposals, including proposals regarding the election of Directors, are to be considered at the 1998 Annual Meeting, notice of them whether or not they are included in the Corporation's proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to the Clerk of the Corporation on or before February 9, 1998.

                                 OTHER MATTERS

     Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

     The cost of this solicitation will be borne by the Corporation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Corporation.

                                  10-K REPORT

     THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE CORPORATION'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO JOHN J. ROGERS, JR., COGNEX CORPORATION, ONE VISION DRIVE, NATICK, MASSACHUSETTS 01760.

                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                          By order of the Board of Directors

                                          ANTHONY J. MEDAGLIA, JR., Clerk

Natick, Massachusetts
March 24, 1997

                                  DETACH HERE                         COG F

[SET VERTICALLY ON LEFT HAND SIDE OF PAGE] P R O X Y

                               CONGEX CORPORATION

                           SPECIAL MEETING IN LIEU OF
                      1997 ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 22, 1997

     The undersigned hereby appoints Robert J. Shillman and Anthony J. Medaglia, Jr., and each of them, with full power of substitution, proxies to represent the undersigned at a Special Meeting in Lieu of the 1997 Annual Meeting of Stockholders of COGNEX CORPORATION to be held April 22, 1997 at 10:00 a.m. at the offices of Hutchins, Wheeler & Dittmar. A Professional Corporation, 101 Federal Street, Suite 3100, Boston, Massachusetts, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all of the shares of COGNEX CORPORATION standing in the name of the undersigned upon such business as may properly come before the meeting, including the following as set forth on the reverse side.
                                                                -------------
                                                                |SEE REVERSE|
         CONTINUED AND TO BE SIGNED ON REVERSE SIDE             |   SIDE    |

                                  DETACH HERE                         COG F


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS SET FORTH IN THE PROXY STATEMENT.

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
1.  Election of Directors                                                2. In their discretion, the proxies are authorized to
                                                                            vote upon such other business as may properly come
                                                                            before the meeting.

NOMINEES: Robert J. Shillman and Reuben Wasserman

          FOR            WITHHELD

          [  ]             [  ]

[  ]
     -----------------------------------------
     For both nominees except as noted above                             MARK HERE                          MARK HERE
                                                                         FOR ADDRESS [  ]                   IF YOU PLAN [  ]
                                                                         CHANGE AND                         TO ATTEND
                                                                         NOTE AT LEFT                       THE MEETING

                                                                         PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND
                                                                         RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU
                                                                         EXPECT TO ATTEND THE MEETING IN PERSON.

                                                                         Please sign exactly as your name(s) appear(s) on the
                                                                         Proxy. When shares are held by joint tenants, both
                                                                         should sign. When signing as attorney, executor,
                                                                         administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate
                                                                         name by President or other authorized officer. If a
                                                                         partnership, please sign in partnership name by
                                                                         authorized person.


Signature:                                   Date:          Signature:                                   Date:
          ----------------------------------      ---------           ----------------------------------      ------------


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